News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Richard J. Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	williamlowe@kemet.com	richardvatinelle@kemet.com
	864-963-6484	954-766-2838

KEMET ANNOUNCES AGREEMENT TO ACQUIRE NEC TOKIN

Greenville, South Carolina (February 23, 2017) - KEMET Corporation (the “Company” or “KEMET”) (NYSE: KEM), a leading global supplier of passive electronic components, announced today that, through its wholly owned subsidiary, KEMET Electronics Corporation (“KEC”), it has signed a definitive agreement and is targeting a closing date on or about April 10, 2017 to complete the acquisition of NEC TOKIN Corporation (“NEC TOKIN”) from NEC Corporation (“NEC”). Upon closing, NEC TOKIN will change its name to TOKIN Corporation and become a wholly-owned subsidiary of KEMET.

To facilitate the acquisition, the Company also announced today that NEC TOKIN has entered into an agreement to sell its EMD division (Electromechanical Devices) to NTJ Holdings 1 Ltd., a special purpose entity that is owned by funds managed or operated by Japan Industrial Partners, Inc. for approximately JPY 48.2 billion or approximately $422 million, prior to adjustments for net debt at closing and subject to customary post-closing adjustments. The proceeds of this transaction, after fees and taxes, will be used in part to repay the NEC intercompany debt resulting in an essentially debt-free balance sheet of NEC TOKIN once it is acquired by KEMET.

Under the terms of the definitive stock purchase agreement, KEC will pay to NEC the amount of JPY 6.0 billion, or approximately $52.5 million, plus one-half of the remaining amount which is determined to be the excess amount of net cash proceeds from the sale of the EMD business. NEC TOKIN will also use a portion of the net cash proceeds from the sale of the EMD business to repay in full the outstanding indebtedness of NEC TOKIN that is owed to NEC, which is currently JPY 25.4 billion, or approximately $222.4 million. Based on current estimates, after all payments to NEC (and net of taxes, fees and expenses), it will effectively result in a net cash inflow to NEC TOKIN and the Company.

“We are pleased to bring this acquisition to completion in such a positive manner. It has been a long road with hard work by many of the KEMET and NEC TOKIN employees. We believe that this combination of our technologies and products will position us to return exponential value to our shareholders over the coming fiscal years,” stated Per Loof, the Company’s Chief Executive Officer. “In addition, our improved balance sheet position, combined EBITDA, and leverage statistics should enable us to refinance our existing debt at improved interest rates, resulting in less cash interest expense and providing additional earnings per share for our shareholders,” continued Loof.

Nomura Securities Co., Ltd acted as financial advisor to NEC TOKIN on the sale of the Electromechanical Devices business unit.

2835 KEMET Way, Simpsonville, SC 29681 USA
864.963.6300 www.kemet.com

KEMET Announces Acquisition of NEC TOKIN
February 23, 2017

For details of the agreement between NEC and KEC, and the agreement among NEC TOKIN, NTJ Holdings 1 Ltd. and Japan Industrial Partners, please refer to the Company’s Form 8-K related to these transactions.

About KEMET

The Company's common stock is listed on the NYSE under the ticker symbol "KEM" (NYSE: KEM). At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company. KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors. Our vision is to be the preferred supplier of electronic component solutions demanding the highest standards of quality, delivery and service. Additional information about KEMET can be found at http://www.kemet.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following:
(i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) continued net losses could impact our ability to realize current operating plans and could materially adversely affect our liquidity and our ability to continue to operate; (iii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iv) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (v) changes in the competitive environment; (vi) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vii) economic, political, or regulatory changes in the countries in which we operate; (viii) difficulties, delays or unexpected costs in completing the restructuring plans; (ix) equity method investment in NEC TOKIN exposes us to a variety of risks; (x) acquisitions and other strategic transactions expose us to a variety of risks; (xi)  possible acquisition of NEC TOKIN may not achieve all of the anticipated results (xii) our business could be negatively impacted by increased regulatory scrutiny and litigation; (xiii) the inability to attract, train and retain effective employees and management; (xiv) the inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xv) exposure to claims alleging product defects; (xvi) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xvii) the impact

KEMET Announces Acquisition of NEC TOKIN
February 23, 2017

of international laws relating to trade, export controls and foreign corrupt practices; (xviii) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xix) volatility of financial and credit markets affecting our access to capital; (xx) the need to reduce the total costs of our products to remain competitive; (xxi) potential limitation on the use of net operating losses to offset possible future taxable income; (xxii) restrictions in our debt agreements that limit our flexibility in operating our business; (xxiii) failure of our information technology systems to function properly or our failure to control unauthorized access to our systems may cause business disruptions; (xxiv) additional exercise of the warrant by K Equity, LLC which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions; and (xxv) fluctuation in distributor sales could adversely affect our results of operations.